EXHIBIT 99.1

Innovation Pharmaceuticals in Discussions to Advance Brilacidin into Human Trials Against COVID-19

WAKEFIELD, MA – April 6, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB: IPIX) (“the Company”), a clinical stage biopharmaceutical company, announced today the Company is engaged in discussions with health care provider networks and hospitals both in the United States and Europe regarding options to rapidly advance Brilacidin testing into human trials to evaluate its potential as a novel coronavirus (COVID-19) therapeutic.

Their interest in Brilacidin as a treatment for COVID-19 and associated complications is based on the drug’s promising antiviral activity against SARS-CoV-2, as supported in preliminary testing conducted in a monkey epithelial cell line and its established anti-inflammatory and antimicrobial properties—a potential 3-in-1 treatment combination. In advance of potential clinical testing, the Company is investigating procurement of appropriate drug supply (i.e., manufacture of intravenous drug product), and preparing for engagement with regulatory authorities. There can be no assurance that any Brilacidin for COVID-19 clinical trial will commence.

Concurrently, laboratory testing of Brilacidin against SARS-CoV-2, the novel coronavirus responsible for COVID-19, will continue. This is based on recommendations made by the lead researcher at one of the U.S. Regional Biocontainment Laboratories (RBLs) who performed preliminary testing of Brilacidin. Results were characterized as “extremely encouraging.” Immediate next steps include conducting studies in human lung cells, exploring dosing and evaluating the drug’s effect on the viral envelope.

About Brilacidin and COVID-19
The coronavirus (COVID-19) outbreak poses a significant life-threatening and economic risk throughout the world. Over 1.23 million cases have been diagnosed in at least 183 countries, resulting in almost 67,000 reported deaths, including 313,000 cases and over 8,500 fatalities in the U.S. There are no effective approved therapies to treat COVID-19. Brilacidin is one of the few drugs targeting COVID-19 that has been tested in human trials for other clinical indications, providing an established safety and efficacy profile, thereby potentially enabling it to rapidly help address the emerging worldwide coronavirus crisis, developed both as a drug and as a vaccine.

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. More information is available on the Company website at www.IPharmInc.com.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

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